Exhibit 10.17

Independent Representative Agreement

THIS AGREEMENT, is made between Energy Edge Technologies Corporation (hereafter referred to as the Company), and Contractor, LLC (hereafter referred to as the Contractor).

WHEREAS, The Company and the Contractor wish to enter into a contract agreement governing the terms and conditions of this agreement.

NOW THEREFORE, this agreement witnesses that in consideration of the forgoing and the mutual covenants and agreements set out below and of other good and valuable consideration, the parties hereby agree as follows:

1.	Term of Agreement. This agreement shall continue indefinitely unless terminated in accordance with the provisions of this agreement.

2.	Integrity Statement. The Contractor will be expected to conduct business in an honest and professional manor at all times when representing the Company.

3.
Remuneration – .  The Contractor shall be paid on a commission basis equal to 50% of gross profit on all qualified sales with joint involvement for new customers from leads provided by the Company or generated by the Contractor (a sale is considered qualified when the Company has received the initial down payment for the sale).  The Company will also provide training, marketing tools, power point sales presentations, customer surveys, engineering and sales support and proposals.  The Contractor shall continue to receive the aforementioned commission for customers with multiple locations that have been introduced to the Company by the Contractor, for the term of this agreement.

4.	Relationship. Under no circumstances is the Contractor; or any associate of the Contractor to be considered as an employee of the Company.

5.
Promotions.  The Contractor may promote the Company and the sale of its products and services by any media the Contractor may choose. However, any means of advertising or promotional material not produced by the Company must first be approved by the Company; ensuring that the contractor does not violate or infringe upon the rights of any third party (e.g., copyrights, trademarks, patents, privacy, publicity or other personal or proprietary rights). The Contractor may not alter, modify or change any proprietary materials in any way without express approval of the Company.  All expenses incurred by the Contractor while promoting the Company and its products will be that of the Contractor.

6.
Assignment.  The Contractor may not assign this agreement, by operation of law or otherwise, without prior written consent of the Company, and any attempted assignment in violation of this agreement shall be null and void.

7.
Termination of Agreement.  This agreement may be terminated at any time, with just cause, by either party with at least (90) days advance notice.  Upon termination of this agreement in accordance with the provisions of this agreement, all outstanding invoices shall be paid in full.  All customer & prospect relationships developed by the Contractor or the Company during the contract period shall become the property of the Company upon termination of this agreement.

8.
Vendor Relationships:  The Contractor will be restricted from entering into business relationships with vendors and manufacturers currently used by the Company for 24 months after the termination of this contract.  This includes but is not limited to Myron Zucker, EASI, Alumalight, Intellidyne, HySave, eCube and Telkonet.

9.
Entire Agreement.  This agreement constitutes the entire agreement between the parties hereto and contains all of the covenants, representations, and warranties of the respective parties.  There are no oral representations or warranties between the parties of any kind.  This Agreement may not be amended in any respect except by written instrument, signed by the parties.  Any oral amendments or modifications will be of no force or effect and will be void.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.
________________________	____________________________
Robert Holdsworth, President	Contractor
Energy Edge Technologies Corp.	Contractor, LLC